EXHIBIT 99.1
New York | July 24, 2026
AMERICAN EXPRESS
Q2 2026 RESULTS

AMERICAN EXPRESS RAISES FY 2026 REVENUE GROWTH GUIDANCE TO 10%
Q2 REVENUE INCREASED 10% WITH CARD MEMBER SPENDING GROWTH OF 9%
Q2 EARNINGS PER SHARE OF $4.53 ROSE 11%
(Millions, except per share amounts, and where indicated)

	Quarters Ended June 30,		YoY% Inc/(Dec)	Six Months Ended June 30,		YoY% Inc/(Dec)
	2026	2025		2026	2025
Billed Business (Billions) FX-adjusted[1]	$455.8	$416.3 $416.8	9% 9%	$883.8	$803.7 $810.4	10% 9%
Total Revenues Net of Interest Expense FX-adjusted[1]	$19,637	$17,856 $17,880	10% 10%	$38,544	$34,823 $35,090	11% 10%
Pretax Income	$4,071	$3,550	15%	$7,849	$6,880	14%
Net Income	$3,110	$2,885	8%	$6,082	$5,469	11%
Diluted Earnings Per Common Share (EPS)[2]	$4.53	$4.08	11%	$8.81	$7.71	14%
Average Diluted Common Shares Outstanding	679	699	(3)%	682	701	(3)%
American Express Company (NYSE: AXP) today reported second-quarter 2026 net income of $3.1 billion, compared with net income of $2.9 billion a year ago. Earnings per share was $4.53, up 11 percent from $4.08 a year ago.

Stephen J. Squeri | Chairman and Chief Executive Officer
“We had another excellent quarter, with 10 percent revenue growth, EPS of $4.53, and Card Member spending growth of 9 percent, the highest rate we've seen in three years on an FX-adjusted basis. Based on our better-than-expected performance in the first half of the year, we are raising our full-year revenue growth guidance to 10 percent and plan to reinvest this outperformance in growth initiatives given the significant opportunities we see ahead. We continue to expect full-year EPS of $17.30 to $17.90.
“Six months into the year, we’re seeing stronger momentum than we expected. The investments we made in our value propositions have driven accelerated spend and revenue growth; our Platinum portfolio is now the fastest growing in our U.S. Consumer business; our best-in-class credit performance further strengthened; and we continued to attract a large number of new customers, particularly Millennials and Gen-Zs who represent greater lifetime value.
“We are competing from a position of strength and generating momentum that enables us to continue investing in our differentiated Membership Model, which reinforce our confidence in our ability to drive sustainable growth and shareholder returns over the long term.”

AMERICAN EXPRESS Q2 2026 RESULTS

Second-Quarter 2026 Results	Business Highlights
Second-quarter consolidated total revenues net of interest expense were $19.6 billion, up 10 percent year-over-year. The increase was primarily driven by higher Card Member spending and increased net interest income supported by growth in card balances, as well as strong card fee growth.
Consolidated provisions for credit losses were $1.1 billion, compared with $1.4 billion a year ago. The decrease reflected a reserve release during the quarter compared to a reserve build in the prior year, partially offset by higher net write-offs. The second-quarter net write-off rate was 2.0 percent, flat year-over-year.[3]
Consolidated expenses were $14.5 billion, up 12 percent year-over-year. The increase was primarily driven by higher variable customer engagement costs due to increased Card Member spending, the U.S. Platinum Card® refresh, and usage of Card Member benefits, as well as higher operating expenses.
The consolidated effective tax rate was 23.6 percent, up from 18.7 percent a year ago, primarily reflecting discrete tax benefits in the prior year.

•American Express announced the proposed acquisition of TheFork, a leading European restaurant booking platform with 50,000 restaurants across 11 countries.
•The company piloted its new expense management platform to an initial group of middle-market customers.
•American Express enabled Membership Rewards® points redemption for U.S. Card Members checking out with Apple Pay.
•The company introduced new travel benefits for Delta SkyMiles Card Members.
•American Express became the Official Payments Partner of Fanatics across select Fanatics online and retail locations worldwide.
•American Express announced a new global partnership with ALL Accor, the booking and loyalty platform for Accor’s portfolio of 45 worldwide brands, including Raffles, Fairmont, and Sofitel.
•The company ranked #1 in the JD Power 2026 U.S. Credit Card Mobile App & Online Satisfaction Studies.

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This earnings release should be read in conjunction with the supplemental financial data for the second quarter 2026 (the statistical tables), which include information regarding our reportable operating segments and certain defined terms used in this release, available on the American Express Investor Relations website at http://ir.americanexpress.com and in a Form 8-K furnished today with the Securities and Exchange Commission.
An investor conference call will be held at 8:30 a.m. (ET) today to discuss second-quarter 2026 results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available at the same website address following the call.

AMERICAN EXPRESS Q2 2026 RESULTS

1
As used in this release, FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for current period apply to the corresponding prior-year period against which such results are being compared). FX-adjusted revenues is a non-GAAP measure. The company believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the company’s performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

2
Attributable to common shareholders. Represents net income less earnings allocated to participating share awards and dividends on preferred shares. Refer to the statistical tables for more information.

3
Net write-off rates are based on principal losses only (i.e., excluding interest and/or fees) and represent consumer and small business card balances (net write-off rates based on principal losses only are unavailable for corporate). Refer to the statistical tables for more information and net write-off rates including interest and fees.

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Media Contacts:
Amanda Miller, Amanda.C.Miller@aexp.com, +1.408.219.0563
Deniz Yigin, Deniz.Yigin@aexp.com, +1.332.999.0836
Investors/Analysts Contacts:
Kartik Ramachandran, Kartik.Ramachandran@aexp.com, +1.212.640.5574
Amanda Blumstein, Amanda.Blumstein@aexp.com, +1.212.640.5574
ABOUT AMERICAN EXPRESS
American Express (NYSE: AXP) is a global payments and premium lifestyle brand powered by technology. Our colleagues around the world back our customers with differentiated products, services, and experiences that enrich lives and build business success.
Founded in 1850 and headquartered in New York, American Express’ brand is built on trust, security, service, and a rich history of delivering innovation and Membership value for our customers. We seek to provide the world’s best customer experience every day to a broad range of consumers, small and medium-sized businesses, and large corporations, and we build and manage relationships with millions of merchants across our global network.
For more information about American Express, visit americanexpress.com, americanexpress.com/en-us/newsroom/, and ir.americanexpress.com.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address American Express Company’s current expectations regarding business and financial performance, including management’s guidance for 2026 and long-term growth aspiration, among other matters, contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “continue” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, those that are set forth under the caption “Cautionary Note Regarding Forward-Looking Statements” in the company’s current report on Form 8-K filed with the Securities and Exchange Commission (SEC) on July 24, 2026 (the Form 8-K Cautionary Note), which are incorporated by reference into this release.

AMERICAN EXPRESS Q2 2026 RESULTS
Those factors include, but are not limited to, the following:
•the company’s ability to achieve its 2026 earnings per common share (EPS) guidance and grow EPS in the future consistent with its growth aspiration, which will depend in part on revenue growth, credit performance, credit reserve and expense levels and the effective tax rate remaining consistent with current expectations and the company’s ability to continue investing in growth initiatives (such as its brand, value propositions, coverage, marketing, technology, partnerships and talent), controlling operating expenses, effectively managing risk and executing its share repurchase program, any of which could be impacted by, among other things, the factors identified in the subsequent paragraphs and the Form 8-K Cautionary Note, as well as the following: macroeconomic and geopolitical conditions, including a slowdown in U.S. or global economic growth, changes to consumer and business confidence, higher rates of unemployment and wide-scale layoffs, impacts from the Middle East conflict and other international hostilities, deteriorations in global trade and the effects of announced or future tariffs, changes in interest rates, inflation, supply chain issues, energy costs, market volatility, and fiscal and monetary policies; the effects of technology changes and the adoption of artificial intelligence (AI); the impact of any future contingencies, including, but not limited to, legal costs and settlements, the imposition of fines or monetary penalties, increases in Card Member remediation, investment gains or losses, restructurings, impairments and changes in reserves; issues impacting brand perceptions and the company’s reputation; changes in the competitive environment and an inability to realize benefits from new and extended sponsorships; impacts related to acquisitions, divestitures, cobrand relationships and other partners; and the impact of regulation and litigation, which could affect the profitability of the company’s business activities, limit the company’s ability to pursue business opportunities, require changes to business practices or alter the company’s relationships with Card Members, partners and merchants;
•the company’s ability to achieve its 2026 revenue growth guidance and grow revenues net of interest expense in the future consistent with its growth aspiration, which could be impacted by, among other things, the factors identified above, in the subsequent paragraphs and in the Form 8-K Cautionary Note, as well as the following: spending volumes not being consistent with expectations, including spending by U.S. and international consumer Card Members across age cohorts (including Millennial and Gen-Z customers) and business Card Members and dining, airline and other travel & entertainment spending volumes, such as due to uncertain macroeconomic and geopolitical conditions; an inability to address competitive pressures, attract and retain customers, invest in and enhance the company’s Membership Model of premium products, differentiated services and partnerships, successfully refresh card products and introduce new features and capabilities, grow banking relationships with customers and implement strategies and business initiatives, including within the premium consumer space, commercial payments and the global network; the impacts of portfolio sales; the effects of regulatory initiatives, including pricing regulation, such as pricing for card acceptance and interest rate and fee caps, and network regulation; merchant coverage growing less than expected or the reduction of merchant acceptance or perceptions of coverage; increased surcharging, steering, suppression or other differential acceptance practices with respect to the company’s products; merchant discount rates changing from the company’s expectations; and changes in foreign currency exchange rates;
•the actual amount the company spends on growth initiatives in 2026 and beyond and the effectiveness of the investments, which will be based in part on business performance, contingencies and changes in the macroeconomic and competitive environment, including the levels of demand for the company’s products; management’s ability to balance expense control and investments in the business, develop new capabilities, features and value propositions, effectively utilize artificial intelligence, enhance our digital channels and platforms, and drive customer demand; and management’s identification and assessment of attractive investment opportunities and its decisions regarding the timing of investments; and
•the company’s ability to satisfy the closing conditions related to its proposed acquisition of TheFork, including completion of a labor consultation process and receipt of regulatory approvals, and consummate the transaction; the underlying assumptions related to the transaction proving to be inaccurate or unrealized; and the company’s ability to integrate TheFork and benefit from and expand its platform, tools and capabilities, which will depend in part on management’s decisions regarding future operations, strategies and business initiatives.
A further description of these uncertainties and other risks can be found in American Express Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the company’s other reports filed with the SEC, including in the Form 8-K Cautionary Note.
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